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EXHIBIT 21

                          CHARTER ONE FINANCIAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 2001
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                                                                             JURISDICTION OF          PERCENT OF
                                                                              INCORPORATION           OWNERSHIP
                                                                          ----------------------      -----------

CHARTER ONE COMMERCIAL................................................          New York                 100%

CHARTER ONE REINSURANCE...............................................           Vermont                 100%

CHARTER MICHIGAN BANCORP, INC.........................................          Michigan                 100%

SUBSIDIARIES OF CHARTER MICHIGAN BANCORP, INC.
  Charter One Bank, F.S.B.............................................        United States              100%
  FirstFed of Michigan International N.V..............................     Netherland Antilles           100%
  St. Paul Financial Development Corp.................................          Illinois                 100%
  Liberty Lincoln Service Corp. II....................................          Illinois                 100%
  Liberty Title Agency................................................          Illinois                 100%
  Southwest Bancshares Development Corp. .............................          Illinois                 100%

SUBSIDIARIES OF LIBERTY LINCOLN SERVICE CORP. II
  Liberty Wexford, LLC................................................          Illinois                 100%
  Liberty Indian Creek Club, LLC......................................          Illinois                 100%
  Liberty Century, LLC................................................          Illinois                 100%
  Liberty Deerpath, LLC...............................................          Illinois                 100%
  Liberty Hunters Farm, LLC...........................................          Illinois                 100%
  Liberty Prairie Point, LLC..........................................          Illinois                 100%

SUBSIDIARY OF LIBERTY INDIAN CREEK CLUB, LLC
  Indian Creek Club Limited Partnership...............................          Illinois                  (1)

SUBSIDIARY OF LIBERTY HUNTERS FARM, LLC
  Hunters Farm Limited Partnership....................................          Illinois                  (1)

SUBSIDIARIES OF CHARTER ONE BANK, F.S.B.
  CDC - Asbany Corp...................................................          New York                 100%
  Charter One Credit Corp.............................................            Ohio                   100%
  Charter One Securities, Inc.........................................            Ohio                   100%
  First Financial Services and Development Corporation................            Ohio                   100%
  GCCC, Inc. dba CTS..................................................            Ohio                   100%
  Liberty Financial Services, Inc. ...................................          Illinois                 100%
  Preferred Mortgage Associates, Ltd. dba Liberty Home Mortgage.......          Illinois                 100%
  Servco, Inc.........................................................            Ohio                   100%
  Shore Holdings, Inc.................................................          New York                 100%
  Superior Insurance and Financial Services, Inc. ....................          Illinois                 100%
  Superior West, Inc..................................................           Nevada                  100%
  1215 Financial Center Associates Ltd................................            Ohio                    99%

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                                                                             JURISDICTION OF          PERCENT OF
                                                                              INCORPORATION           OWNERSHIP
                                                                          ----------------------      -----------


SUBSIDIARIES OF CHARTER ONE MORTGAGE CORP.
  AHF Securities Limited..............................................          New York                 100%
  AHF Subordinated Securities Limited.................................          New York                 100%

SUBSIDIARIES OF FIRST FINANCIAL SERVICES AND
  DEVELOPMENT CORPORATION
  Bay Life Insurance Company, Inc. ...................................           Arizona                 100%
  Charter One Auto Finance Corp.......................................          New York                 100%
  Charter One Insurance Agency, Inc...................................            Ohio                   100%
  Charter One Mortgage Corp...........................................          New York                 100%
  ICX Corporation. ...................................................            Ohio                   100%
  Real Estate Appraisal Services, Inc. ...............................            Ohio                   100%

SUBSIDIARIES OF SERVCO, INC.
  1001 Services, Inc..................................................          Michigan                 100%
  Prestwick Joint Venture.............................................            Ohio                    50%

SUBSIDIARY OF SUPERIOR WEST INC.
  Warm Springs Investments, Inc.......................................           Nevada                  100%


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(1)  The Registrant is a limited partner in this Limited Partnership; however, no specific percent of ownership is stated in the Limited Partnership Agreement. The Registrant currently receives a preferred payout on its outstanding capital contribution in the Limited Partnership.